Exhibit 32.2
                                                                    ------------

                                  Certification
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States
 Code)

         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of The Estee Lauder Companies Inc., a Delaware corporation (the 'Company"), does hereby certify, to such officer's knowledge, that:

         The Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to The Estee Lauder Companies Inc. and will be retained by The Estee Lauder Companies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Dated:     October 28, 2003                      /s/ Richard W. Kunes
                                                 -------------------------------
                                                 Richard W. Kunes
                                                 Senior Vice President and Chief
                                                 Financial Officer



           The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and for no other purpose.